FOR IMMEDIATE RELEASE
FOR FURTHER INFORMATION CONTACT: Kenneth D. Najour Chief Financial Officer T: 561-682-8947 E: Kenneth.Najour@AltisourceAMC.com

Altisource Residential Corporation Reports First Quarter 2013 Results

FREDERIKSTED, USVI May 9, 2013 (GLOBE NEWSWIRE) - Altisource Residential Corporation (Residential or the Company) (NYSE: RESI) announced today financial and operating results for the first quarter 2013. Net loss attributable to stockholders for the first quarter 2013 totaled $984,000 or $0.13 per share based on 7.8 million shares outstanding.

First quarter business performance highlights:

•	On February 21, 2013, we completed the acquisition of a portfolio of non-performing residential mortgage loans (NPLs) having aggregate collateral market value of approximately $94.2 million.

•	On March 21, 2013, we completed the acquisition of an NPL portfolio having aggregate collateral market value of approximately $38.7 million.

•
On March 22, 2013, we entered in to a $100 million Master Repurchase Agreement to finance the acquisition and ownership of sub-performing and non-performing residential mortgage loans and REO properties.

Subsequent events
On April 5, 2013, we completed the acquisition of an NPL portfolio having aggregate collateral market value of approximately $122.1 million.

On May 1, 2013, we completed a follow-on equity offering of 17,250,000 shares at $18.75 per share from which we received net proceeds of $309.6 million.

Chairman William Erbey stated, “I am pleased with Residential's achievements and growth. With the successful acquisition of NPL portfolios and accretive equity follow-on offering, we are well positioned for our first year in business."

"Results for Residential for the quarter reflect costs to commence operations and complete our initial acquisitions," said Chief Executive Officer Ashish Pandey. "Residential's differentiated business model and strategic relationships with Ocwen and Altisource will help us in acquiring and managing assets on a cost effective basis."

Webcast and conference call
The Company will host a webcast and conference call on Thursday, May 9, 2013, at 10:00 A.M. Eastern Time to discuss its financial results for the first quarter 2013. The conference call will be webcast live over the internet from the Company's website at www.altisourceresi.com, click on the “Shareholder” section.

About Residential
Residential is focused on providing affordable rental homes to families throughout the United States.  It acquires single-family properties through the purchase of distressed mortgage loan portfolios.  Residential's strategy is to work with borrowers to modify and refinance loans to keep them in their homes and convert the majority of unmodified loans into renovated rental properties. Additional information is available at www.altisourceresi.com

Forward-looking statements
This press release contains forward-looking statements that involve a number of risks and uncertainties. Those forward-looking statements include all statements that are not historical fact, including statements about management's beliefs and expectations. Forward-looking statements are based on management's beliefs as well as assumptions made by and information currently available to management. Because such statements are based on expectations as to future economic performance and are not statements of historical fact, actual results may differ materially from those projected. Residential undertakes no obligation to update any forward-looking statements whether as a result of new information, future events or otherwise. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to: Residential's ability to achieve its business and strategy and implement its business plan; Residential's ability to leverage strategic relationships on an efficient and cost-effective basis, its ability to compete; general economic and market conditions; governmental regulations, taxes and policies; availability of adequate and timely sources of liquidity and financing; and other risks and uncertainties detailed in the "Forward-Looking Statements," "Risk Factors" and other sections of Residential's Registration Statement on Form 10, its Annual Report on Form 10-K, its Registration Statement on Form S-11 and other filings with the Securities and Exchange Commission.

Altisource Residential Corporation
(A development stage company)
Consolidated Statement of Operations
(In thousands, except share and per share amounts)
(Unaudited)

	Three months ended March 31, 2013	June 7, 2012 (Inception) to March 31, 2013

Net investment gains:
Net unrealized gains on mortgage loans at fair value	$1,128	$1,128
Net realized gains on mortgage loans at fair value	387	387
Total net investment gains	1,515	1,515
Expenses:
Related party mortgage loan servicing costs	392	392
Interest expense	42	42
Related party general and administrative	1,078	1,120
General and administrative	987	1,034
Total expenses	2,499	2,588
Net loss	$(984)	$(1,073)

Loss per share of common stock – basic:
Loss per basic share	$(0.13)
Weighted average common stock outstanding – basic	7,810,708
Loss per share of common stock – diluted:
Loss per diluted share	$(0.13)
Weighted average common stock outstanding – diluted	7,810,708

Altisource Residential Corporation
(A development stage company)
Consolidated Balance Sheets
(In thousands, except share and per share amounts)
(Unaudited)

	March 31, 2013	December 31, 2012
Assets:
Real estate owned	$434	$—
Mortgage loans at fair value	87,670	—
Cash and cash equivalents	21,947	100,005
Related party receivables	1,627	—
Deferred financing costs, net	1,133	—
Prepaid expenses and other assets	635	6
Total assets	113,446	100,011
Liabilities:
Repurchase agreement	12,926	—
Accounts payable and accrued liabilities	954	46
Related party payables	639	54
Total liabilities	14,519	100
Commitments and contingencies
Equity:
Common stock, $.01 par value, 200,000,000 authorized shares; and 7,810,708 shares issued and outstanding	78	78
Additional paid-in capital	99,922	99,922
Deficit accumulated during the development stage	(1,073)	(89)
Total equity	98,927	99,911
Total liabilities and equity	$113,446	$100,011